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                                                                    EXHIBIT 10.5


                                 April 12, 1994





Mr. Scott A. Livengood
President
Krispy Kreme Doughnut Corporation
P O Box 83
Winston-Salem, NC 27102-0083


Dear Scott:

The purpose of this letter is to confirm our commitment to you in the event of your retirement or resignation from full time employment with Krispy Kreme within a period of five years from the date hereof. In consideration of your valuable contributions to Krispy Kreme, we are pleased to make this commitment upon your retirement as a full time employee of Krispy Kreme and resignation from full time employment with Krispy Kreme.

                             OPTION TO DEVELOP AREA

We will enter into a development agreement with you for the franchise development of an area for markets with a potential for 10 or more stores:

         Development Period:        A number of years determined by multiplying
                                    the number of doughnut shops to be developed
                                    (to be mutually agreed upon) by one

         Development Schedule:      One doughnut shop per year.

         Territory:                 To be elected by you within one year of the
                                    date of this letter (excluding New York, Chicago, Los Angeles and San Francisco and any markets for which development rights are granted prior to your election and within such one year period.)

         Franchise Agreement:       The franchise agreement and terms then being
                                    offered to new franchisees.


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Mr. Scott A. Livengood
April 12, 1994
Page 2
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         Financing:                 We will enter into a "pioneer" arrangement
                                    for the first Krispy Kreme Express similar to the current pioneer plan.

This commitment was approved by the board of directors on April 12, 1994.

Please indicate your agreement by signing below.

                                           KRISPY KREME DOUGHNUT CORPORATION

                                           /s/  J. A. McAleer, Jr.
                                           J. A. McAleer, Jr.
                                           Chairman of the Board and
                                             Chief Executive Officer



Agreed to

/s/  Scott A. Livengood
Scott A. Livengood

Dated:   April 19, 1994


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June 11, 1996




Mr. Scott A. Livengood
President
Krispy Kreme Doughnut Corporation
P.O. Box 83
Winston-Salem, NC 27102

Dear Scott:

The purpose of this letter is to confirm changes to a letter of commitment to you dated April 12, 1994. This original letter granted you the option to develop certain areas in the event of your retirement or resignation from full time employment with Krispy Kreme. Pursuant to a Board of Directors resolution dated April 25, 1996, the following changes are made to the attached letter:

Territory Elected:         You have elected Alamance, Durham and Orange Counties
                           in the State of North Carolina; the entire state of Colorado.

Development Period:        5 years from the date of the Board of Directors'
                           resolution. You may begin to develop the territories while still employed at Krispy Kreme Doughnut
                           Corporation, i.e., you do not have to wait until retirement or resignation.

Franchise Agreement:       The franchise agreement and terms then being offered
                           to new franchisees.

Other Arrangements:        You are allowed to take advantage of the benefits as
                           outlined in the "Kingsmill" agreement.

Please indicate your agreement by signing below.


Krispy Kreme Doughnut Corporation

/s/  J. A. McAleer, Jr.
J.A. McAleer, Jr.
Chairman of the Board and Chief Executive Officer



Agreed to:

/s/  Scott A. Livengood
Scott A. Livengood


Dated:  7/22/96